UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 8, 2006

New Horizons Worldwide, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-17840	22-2941704
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1900 S. State College Blvd., Suite 200, Anaheim, California		92806
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(714) 940-8000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01 Regulation FD Disclosure.

On February 28, 2006, New Horizons Worldwide, Inc. (the "Company") completed the sale of substantially all of the assets of a company-owned training center located in San Antonio, Texas to a group that includes the former management of the training center (the "Buyer"), for an aggregate purchase price of $250,000 consisting of $125,000 in cash and a promissory note in the principal amount of $125,000 with a two-year term and a 7% annual interest rate, plus the assumption by the Buyer of certain liabilities. Concurrent with the sale of the assets, the Company's franchising subsidiary, New Horizons Franchising Group, Inc., executed a franchise agreement with the Buyer, pursuant to which the Buyer was granted the right to operate a New Horizons Computer Learning Center in a territory comprised of San Antonio, Corpus Christi, Rio Grande Valley, Laredo and San Angelo, Texas. The sale of the San Antonio training center is the second sale in the Company's effort to reduce the number of company-owned training centers and refocus its effort on the franchising segment of its business.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

New Horizons Worldwide, Inc.

March 8, 2006	By:	/s/Thomas J. Bresnan

Name: Thomas J. Bresnan
Title: President and Chief Executive Officer